Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES RECORD NET INCOME OF $76.4 MILLION; DECLARES CASH DIVIDEND

NORWICH, NY (January 25, 2016) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported net income for the year ended December 31, 2015 of $76.4 million, up from $75.1 million from the prior year.  Earnings per diluted share for the year ended December 31, 2015 was $1.72, up from $1.69 for the prior year.

Net income for the three months ended December 31, 2015 was $19.1 million, up from $18.5 million for the same period last year.  Diluted earnings per share for the three months ended December 31, 2015 was $0.43, up from $0.42 for the same period last year.

2015 Highlights:

•	2015 organic loan growth of 5.1%

•	Average demand deposits for 2015 up 11.2% from 2014

•	Improvement in asset quality indicators:
o	Nonperforming loans to total loans improved to 0.64% at December 31, 2015 from 0.82% at December 31, 2014
o	Past due loans to total loans improved to 0.62% at December 31, 2015 from 0.69% at December 31, 2014
o	Net charge-offs to average loans improved to 0.38% for 2015 from 0.41% in 2014

“We are pleased to report strong financial performance in 2015, including record net income of $76.4 million, in a very challenging environment,” said NBT President and CEO Martin Dietrich. “Our organic deposit and loan growth and improvement in our asset quality indicators demonstrate the ongoing efforts of our employees to deliver quality financial solutions and build lasting relationships while constantly striving to enhance the experience we deliver to our customers. We remain confident that NBT is well positioned for future success and will continue investing in our company to create long-term value for our shareholders.”

Net interest income was $252.6 million for the year ended December 31, 2015, up $0.7 million from 2014.  Fully taxable equivalent (“FTE”) net interest margin was 3.50% for the year ended December 31, 2015, down from 3.61% for the year ended December 31, 2014.  Average interest earning assets were up $241.8 million, or 3.4%, for the year ended December 31, 2015 as compared to 2014.  This increase from last year was driven primarily by organic loan growth in both years.  Yields on earning assets decreased from 3.94% during 2014 to 3.78% for 2015, more than offsetting the growth in earning assets, resulting in a 0.7% decrease in interest income for the year ended December 31, 2015 as compared to the year ended December 31, 2014.  The yield compression was driven by a 20 basis-point decrease in loan yields from 2014 to 2015.  Average interest bearing liabilities increased $21.0 million, or 0.4%, from the year ended December 31, 2014 to the year ended December 31, 2015.  Total average deposits increased $344.2 million, or 5.6%, for the year ended December 31, 2015 as compared to last year driven primarily by an 11.2% increase in non-interest bearing demand deposits, as well as increases in money market deposit accounts and savings deposits in 2015.  This increase was partially offset by a decrease in average long-term borrowings of $93.9 million for the year ended December 31, 2015 as compared to last year due to the debt restructuring strategy completed during the third quarter of 2014.  In addition, average short-term borrowings decreased $42.6 million for the year ended December 31, 2015 as compared to last year driven by deposit growth.  The rates paid on interest bearing liabilities decreased by 5 basis-points for the year ended December 31, 2015 as compared to 2014.  This decrease resulted primarily from a shift in deposits into lower cost core deposits as well as the aforementioned debt restructuring.

Net interest income was $63.5 million for the fourth quarter of 2015, down $0.7 million from the previous quarter, and down $0.5 million from the fourth quarter of 2014.  FTE net interest margin was 3.42% for the three months ended December 31, 2015, down from 3.48% for the previous quarter and down from 3.61% for the fourth quarter of 2014.  Average interest earning assets were up $49.2 million, or 0.7%, for the fourth quarter of 2015 as compared to the prior quarter, and up $341.5 million, or 4.8%, from the same period in 2014.  The increase from the third quarter of 2015 was driven primarily by organic loan production.  Yields on earning assets decreased by 7 basis-points from 3.77% during the third quarter of 2015 to 3.70% for the fourth quarter of 2015.  This decrease in yield was partially offset by the growth in earning assets during the fourth quarter of 2015, and resulted in the 1.0% decrease in interest income for the fourth quarter of 2015 as compared to the prior quarter.  The yield compression was driven primarily by a 9 basis-point decrease in loan yields from the third quarter of 2015 to the fourth quarter of 2015.  Average interest bearing liabilities decreased nominally from the third quarter of 2015 to the fourth quarter of 2015.  The rate paid on interest bearing liabilities was 0.40% for both the fourth and third quarters of 2015 and contributed to the relatively flat interest expense for the fourth quarter of 2015 as compared to the prior quarter.

Noninterest income for the year ended December 31, 2015 was $118.5 million, down $7.5 million, or 6.0%, from the year ended December 31, 2014.  The decrease from 2014 was primarily driven by a gain recognized in 2014 from the previously disclosed sale of our ownership interest in Springstone.  This decrease was offset by a gain on the sale of an equity investment totaling $3.0 million in the fourth quarter of 2015.  In addition, retirement plan administration fees were up $2.0 million, or 16.6%, from 2014 to 2015 due to new business generation as well as the 2015 acquisition of Third Party Administrators, Inc. (“TPA, Inc.”).  ATM and debit card fees were up $1.1 million, or 6.5%, in 2015 as compared to 2014 due to an increase in debit card activity.  Other noninterest income was up $3.7 million in 2015 as compared with 2014 due primarily to charge-off recoveries on acquired loans of $1.5 million and a favorable settlement of a prior accrual of $1.6 million in 2015.

Noninterest income for the three months ended December 31, 2015 was $32.5 million, up $1.2 million from the prior period, and up $5.4 million from the same period in 2014.  The increase from 2014 was primarily driven by the aforementioned $3.0 million gain from the 2015 sale of an equity investment.  In addition, retirement plan administration fees were up $1.2 million during the three months ended December 31, 2015 as compared with the same period in 2014, due primarily to the aforementioned acquisition of TPA, Inc.  Other noninterest income was up $2.1 million in fourth quarter of 2015 as compared with the same period in 2014 due primarily to the aforementioned favorable settlement of a prior accrual in 2015.

Noninterest expense for the year ended December 31, 2015 was $236.2 million, down $9.9 million from 2014.  This decrease was driven primarily by $17.9 million in prepayment penalties resulting from the debt restructuring in 2014.  This decrease was partially offset by an increase in salaries and employee benefits of $4.7 million, or 3.9%, from 2014 to 2015.  This increase was driven primarily by higher post retirement expenses as well as contract termination costs accrued in the fourth quarter of 2015.  In addition, other operating expenses were up $4.6 million in 2015 as compared with 2014.  This increase was driven primarily by branch reorganization expenses totaling $3.8 million in 2015.

Noninterest expense for the three months ended December 31, 2015 was $60.6 million, up $0.7 million from the previous quarter, and up $3.9 million from the same period in 2014.  The increase from the prior quarter was due primarily to an increase in salaries and employee benefits driven by higher post retirement costs as well as the aforementioned contract termination costs in the fourth quarter of 2015.  This increase was partially offset by a $2.9 million decrease in other operating expenses for the fourth quarter of 2015 as compared with the third quarter of 2015.  This decrease was driven by the aforementioned branch reorganization expenses, which were mostly incurred during the third quarter of 2015.  The increase in noninterest expense from the fourth quarter of 2014 to the fourth quarter of 2015 was driven primarily by the aforementioned increase in salaries and employee benefits.

Asset Quality

Net charge-offs were $21.6 million for the year ended December 31, 2015, down from $22.6 million for the year ended December 31, 2014.  Provision expense was $18.3 million for the year ended December 31, 2015, as compared with $19.5 million for 2014.  Net charge-offs to average loans for 2015 was 0.38%, compared with 0.41% for 2014.  Included in these net charge-offs were $1.3 million and $3.0 million during the fourth quarter of 2015 and 2014, respectively, related to one acquired commercial loan relationship.

Net charge-offs were $7.6 million for the three months ended December 31, 2015, up from $5.1 million for the prior quarter, and down from $9.9 million for the fourth quarter of 2014.  Provision expense was $5.8 million for the three months ended December 31, 2015, as compared with $5.0 million for the prior quarter, and $6.9 million for the fourth quarter of 2014.  Annualized net charge-offs to average loans for the fourth quarter of 2015 was 0.51%, compared with 0.35% for the third quarter of 2015 and 0.70% for the fourth quarter of 2014.

Nonperforming loans to total loans was 0.64% at December 31, 2015, down from 0.79% for the prior quarter, and down from 0.82% at December 31, 2014.  Past due loans as a percentage of total loans were 0.62% at December 31, 2015, down slightly from 0.63% at September 31, 2015, and down from 0.69% at December 31, 2014.

The allowance for loan losses totaled $63.0 million at December 31, 2015, compared to $64.9 million at September 30, 2015, and $66.4 million at December 31, 2014.  The allowance for loan losses as a percentage of loans was 1.07% (1.18% excluding acquired loans with no related allowance recorded) at December 31, 2015, compared to 1.10% (1.21% excluding acquired loans with no related allowance recorded) at September 30, 2015 and 1.19% (1.36% excluding acquired loans with no related allowance recorded) at December 31, 2014.  The decrease in the allowance for loan losses as a percentage of loans from prior periods was due primarily to continued positive trends in asset quality metrics of the originated loan portfolio.

Balance Sheet

Total assets were $8.3 billion at December 31, 2015, up $455.3 million, or 5.8% from December 31, 2014.  Loans were $5.9 billion at December 31, 2015, up $287.9 million from December 31, 2014, due to organic loan growth in 2015.  Total deposits were $6.6 billion at December 31, 2015, up $305.2 million, or 4.8%, from December 31, 2014.  Stockholders’ equity was $882.0 million, representing a total equity-to-total assets ratio of 10.67% at December 31, 2015, compared with $864.2 million or a total equity-to-total assets ratio of 11.07% at December 31, 2014.

Stock Repurchase Program

The Company purchased 1,047,152 shares of its common stock during the year ended December 31, 2015 at an average price of $25.59 per share under previously announced plans.  As of December 31, 2015, there were 952,848 shares available for repurchase under the repurchase plan that was announced on July 27, 2015, which expires on December 31, 2016.

Dividend

The NBT Board of Directors declared a 2016 first-quarter cash dividend of $0.22 per share at a meeting held today.  The dividend will be paid on March 15, 2016 to shareholders of record as of March 1, 2016.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $8.3 billion at December 31, 2015.  The company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies.  NBT Bank, N.A. has 155 banking locations with offices in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. NBT-Mang Insurance Agency, based in Norwich, N.Y., is a full-service insurance agency. More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.epic1st.com and www.nbtmang.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation.  Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not update forward-looking statements to reflect subsequent circumstances or events.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures adjust GAAP measures to exclude the effects of acquisition related intangible amortization expense on earnings and equity as well as providing a fully taxable equivalent yield on securities and loans.  Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables.  Management believes that these non-GAAP measures provided useful information that is important to an understanding of the results of NBT’s core business as well as provide information standard in the financial institution industry.  Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2015				2014
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Profitability:
Diluted Earnings Per Share	$0.43	$0.45	$0.43	$0.41	$0.42
Weighted Average Diluted Common Shares Outstanding	44,072,049	44,262,426	44,530,123	44,641,913	44,535,274
Return on Average Assets (1)	0.93%	0.97%	0.97%	0.94%	0.94%
Return on Average Equity (1)	8.58%	8.97%	8.81%	8.46%	8.46%
Return on Average Tangible Common Equity (1)(3)	13.04%	13.66%	13.47%	13.08%	13.09%
Net Interest Margin (1)(2)	3.42%	3.48%	3.51%	3.60%	3.61%

	12 Months ended December 31,
	2015	2014
Profitability:
Diluted Earnings Per Share	$1.72	$1.69
Weighted Average Diluted Common Shares Outstanding	44,389,356	44,394,560
Return on Average Assets	0.96%	0.97%
Return on Average Equity	8.70%	8.84%
Return on Average Tangible Common Equity (4)	13.31%	13.90%
Net Interest Margin (2)	3.50%	3.61%

(1)	Annualized
(2)	Calculated on a Fully Tax Equivalent (“FTE”) basis
(3)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	2015				2014
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net Income	$19,127	$19,851	$19,281	$18,166	$18,513
Amortization of intangible assets (net of tax)	750	712	725	784	749
	$19,877	$20,563	$20,006	$18,950	$19,262

Average stockholders' equity	$884,743	$878,305	$878,164	$871,074	$868,634
Less: average goodwill and other intangibles	279,904	281,048	282,272	283,508	284,743
Average tangible common equity	$604,839	$597,257	$595,892	$587,566	$583,891

(4)	Excludes amortization of intangible assets (net of tax) from net income and average tangible common equity is calculated as follows:

	12 Months ended December 31,
	2015	2014
Net Income	$76,425	$75,074
Amortization of intangible assets (net of tax)	2,971	3,083
	$79,396	$78,157

Average stockholders' equity	$878,110	$849,465
Less: average goodwill and other intangibles	281,671	287,013
Average tangible common equity	$596,439	$562,452

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL DATA
(unaudited, dollars in thousands except per share data)

	2015				2014
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance Sheet Data:
Securities Available for Sale	$1,174,544	$1,058,397	$1,129,249	$1,071,654	$1,013,171
Securities Held to Maturity	471,031	470,758	454,312	456,773	454,361
Net Loans	5,820,115	5,806,129	5,705,929	5,557,664	5,528,912
Total Assets	8,262,646	8,178,976	8,081,892	7,877,527	7,807,340
Total Deposits	6,604,843	6,600,627	6,371,479	6,479,437	6,299,605
Total Borrowings	674,124	594,163	743,893	425,143	548,943
Total Liabilities	7,380,642	7,302,760	7,205,921	7,000,033	6,943,159
Stockholders' Equity	882,004	876,216	875,971	877,494	864,181

Asset Quality:
Nonaccrual Loans	$33,744	$42,524	$42,286	$45,053	$41,074
90 Days Past Due and Still Accruing	3,662	3,790	1,994	2,601	4,941
Total Nonperforming Loans	37,406	46,314	44,280	47,654	46,015
Other Real Estate Owned	4,666	4,855	4,649	4,387	3,964
Total Nonperforming Assets	42,072	51,169	48,929	52,041	49,979
Allowance for Loan Losses	63,018	64,859	64,959	65,359	66,359

Asset Quality Ratios (Total):
Allowance for Loan Losses to Total Loans	1.07%	1.10%	1.13%	1.16%	1.19%
Total Nonperforming Loans to Total Loans	0.64%	0.79%	0.77%	0.85%	0.82%
Total Nonperforming Assets to Total Assets	0.51%	0.63%	0.61%	0.66%	0.64%
Allowance for Loan Losses to Total Nonperforming Loans	168.47%	140.04%	146.70%	137.15%	144.21%
Past Due Loans to Total Loans	0.62%	0.63%	0.61%	0.54%	0.69%
Net Charge-Offs to Average Loans (3)	0.51%	0.35%	0.30%	0.34%	0.70%

Asset Quality Ratios (Originated) (1):
Allowance for Loan Losses to Loans	1.18%	1.21%	1.24%	1.29%	1.36%
Nonperforming Loans to Loans	0.61%	0.63%	0.59%	0.69%	0.72%
Allowance for Loan Losses to Nonperforming Loans	193.00%	192.49%	208.99%	188.68%	187.88%
Past Due Loans to Loans	0.64%	0.67%	0.64%	0.56%	0.73%

Capital:
Equity to Assets	10.67%	10.71%	10.84%	11.14%	11.07%
Book Value Per Share	$20.31	$20.29	$20.05	$19.95	$19.69
Tangible Book Value Per Share (2)	$13.79	$13.80	$13.61	$13.52	$13.22
Tier 1 Leverage Ratio	9.44%	9.34%	9.57%	9.72%	9.39%
Common Equity Tier 1 Capital Ratio	10.20%	10.04%	10.22%	10.46%	N/A
Tier 1 Capital Ratio	11.73%	11.57%	11.78%	12.05%	12.32%
Total Risk-Based Capital Ratio	12.74%	12.62%	12.84%	13.15%	13.50%
Common Stock Price (End of Period)	$27.88	$26.94	$26.17	$25.06	$26.27

(1)	Excludes acquired loans
(2)	Stockholders' equity less goodwill and intangible assets divided by common shares outstanding
(3)	Annualized

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited, dollars in thousands)

	December 31,	December 31,
ASSETS	2015	2014
Cash and due from banks	$130,593	$139,635
Short term interest bearing accounts	9,704	7,001
Securities available for sale, at fair value	1,174,544	1,013,171
Securities held to maturity (fair value of $473,140 and $454,994 at December 31, 2015 and December 31, 2014, respectively)	471,031	454,361
Trading securities	8,377	7,793
Federal Reserve and Federal Home Loan Bank stock	36,673	32,626
Loans	5,883,133	5,595,271
Less allowance for loan losses	63,018	66,359
Net loans	5,820,115	5,528,912
Premises and equipment, net	88,826	89,258
Goodwill	265,957	263,634
Intangible assets, net	17,265	20,317
Bank owned life insurance	117,044	114,251
Other assets	122,517	136,381
TOTAL ASSETS	$8,262,646	$7,807,340

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$1,998,165	$1,838,622
Savings, NOW, and money market	3,697,851	3,417,160
Time	908,827	1,043,823
Total deposits	6,604,843	6,299,605
Short-term borrowings	442,481	316,802
Long-term debt	130,447	130,945
Junior subordinated debt	101,196	101,196
Other liabilities	101,675	94,611
Total liabilities	7,380,642	6,943,159

Total stockholders' equity	882,004	864,181

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,262,646	$7,807,340

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Interest, fee and dividend income:
Loans	$60,781	$61,577	$241,828	$243,324
Securities available for sale	5,204	5,000	20,418	24,464
Securities held to maturity	2,317	2,357	9,233	5,261
Other	469	480	1,745	2,032
Total interest, fee and dividend income	68,771	69,414	273,224	275,081
Interest expense:
Deposits	3,613	3,856	14,257	13,638
Short-term borrowings	222	143	783	845
Long-term debt	848	846	3,355	6,555
Junior subordinated debt	576	545	2,221	2,165
Total interest expense	5,259	5,390	20,616	23,203
Net interest income	63,512	64,024	252,608	251,878
Provision for loan losses	5,779	6,892	18,285	19,539
Net interest income after provision for loan losses	57,733	57,132	234,323	232,339
Noninterest income:
Insurance and other financial services revenue	6,139	6,007	24,211	24,517
Service charges on deposit accounts	4,350	4,656	17,056	17,941
ATM and debit card fees	4,541	4,266	18,248	17,135
Retirement plan administration fees	4,135	2,962	14,146	12,129
Trust	4,769	4,793	19,026	18,950
Bank owned life insurance income	916	1,894	4,334	5,349
Net securities gains	3,044	33	3,087	92
Gain on the sale of Springstone investment	-	-	4,179	19,401
Other	4,577	2,435	14,194	10,513
Total noninterest income	32,471	27,046	118,481	126,027
Noninterest expense:
Salaries and employee benefits	33,078	30,058	124,318	119,667
Occupancy	5,291	5,256	22,095	22,128
Data processing and communications	3,990	4,092	16,588	16,137
Professional fees and outside services	3,378	3,564	13,407	14,426
Equipment	3,491	3,211	13,408	12,658
Office supplies and postage	1,545	1,762	6,367	6,983
FDIC expenses	1,312	1,302	5,145	4,944
Advertising	780	963	2,654	2,831
Amortization of intangible assets	1,228	1,226	4,864	5,047
Loan collection and other real estate owned	1,027	702	2,620	3,248
Prepayment penalties on long-term debt	-	-	-	17,902
Other operating	5,499	4,607	24,710	20,092
Total noninterest expense	60,619	56,743	236,176	246,063
Income before income taxes	29,585	27,435	116,628	112,303
Income taxes	10,458	8,922	40,203	37,229
Net income	$19,127	$18,513	$76,425	$75,074
Earnings Per Share:
Basic	$0.44	$0.42	$1.74	$1.71
Diluted	$0.43	$0.42	$1.72	$1.69

NBT Bancorp Inc. and Subsidiaries
QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, dollars in thousands except per share data)

	2015				2014
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income:
Loans	$60,781	$61,656	$59,873	$59,518	$61,577
Securities available for sale	5,204	5,125	5,144	4,945	5,000
Securities held to maturity	2,317	2,318	2,315	2,283	2,357
Other	469	401	395	480	480
Total interest, fee and dividend income	68,771	69,500	67,727	67,226	69,414
Interest expense:
Deposits	3,613	3,554	3,517	3,573	3,856
Short-term borrowings	222	296	144	121	143
Long-term debt	848	845	836	826	846
Junior subordinated debt	576	560	545	540	545
Total interest expense	5,259	5,255	5,042	5,060	5,390
Net interest income	63,512	64,245	62,685	62,166	64,024
Provision for loan losses	5,779	4,966	3,898	3,642	6,892
Net interest income after provision for loan losses	57,733	59,279	58,787	58,524	57,132
Noninterest income:
Insurance and other financial services revenue	6,139	5,862	5,836	6,374	6,007
Service charges on deposit accounts	4,350	4,349	4,285	4,072	4,656
ATM and debit card fees	4,541	4,780	4,679	4,248	4,266
Retirement plan administration fees	4,135	3,249	3,566	3,196	2,962
Trust	4,769	4,611	5,196	4,450	4,793
Bank owned life insurance income	916	931	928	1,559	1,894
Net securities gains	3,044	3	26	14	33
Gain on the sale of Springstone investment	-	4,179	-	-	-
Other	4,577	3,297	3,699	2,621	2,435
Total noninterest income	32,471	31,261	28,215	26,534	27,046
Noninterest expense:
Salaries and employee benefits	33,078	30,227	30,831	30,182	30,058
Occupancy	5,291	5,326	5,412	6,066	5,256
Data processing and communications	3,990	4,207	4,288	4,103	4,092
Professional fees and outside services	3,378	3,137	3,395	3,497	3,564
Equipment	3,491	3,352	3,316	3,249	3,211
Office supplies and postage	1,545	1,576	1,627	1,619	1,762
FDIC expenses	1,312	1,355	1,280	1,198	1,302
Advertising	780	421	734	719	963
Amortization of intangible assets	1,228	1,165	1,187	1,284	1,226
Loan collection and other real estate owned	1,027	699	22	872	702
Other operating	5,499	8,426	5,872	4,913	4,607
Total noninterest expense	60,619	59,891	57,964	57,702	56,743
Income before income taxes	29,585	30,649	29,038	27,356	27,435
Income taxes	10,458	10,798	9,757	9,190	8,922
Net income	$19,127	$19,851	$19,281	$18,166	$18,513
Earnings per share:
Basic	$0.44	$0.45	$0.44	$0.41	$0.42
Diluted	$0.43	$0.45	$0.43	$0.41	$0.42

Note:  Year-to-date (YTD) EPS may not equal sum of quarters due to share count differences.

NBT Bancorp Inc. and Subsidiaries
AVERAGE QUARTERLY BALANCE SHEETS
(unaudited, dollars in thousands)
	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q4 - 2015		Q3 - 2015		Q2 - 2015		Q1 - 2015		Q4 - 2014
ASSETS:
Short-term interest bearing accounts	$13,494	0.34%	$8,100	0.32%	$9,854	0.36%	$9,156	0.30%	$5,895	0.51%
Securities available for sale (1)(2)	1,070,643	1.97%	1,079,206	1.92%	1,067,619	1.98%	1,018,880	2.02%	1,018,505	2.00%
Securities held to maturity (1)	470,027	2.43%	460,252	2.44%	452,948	2.49%	454,957	2.47%	458,038	2.45%
Investment in FRB and FHLB Banks	32,263	5.63%	37,358	4.19%	31,564	4.90%	30,931	6.20%	31,274	6.01%
Loans (3)	5,872,011	4.12%	5,824,311	4.21%	5,688,159	4.24%	5,586,942	4.33%	5,603,268	4.37%
Total interest earning assets	$7,458,438	3.70%	$7,409,227	3.77%	$7,250,144	3.79%	$7,100,866	3.89%	$7,116,980	3.92%
Other assets	693,981		690,768		685,523		696,091		709,955
Total assets	$8,152,419		$8,099,995		$7,935,667		$7,796,957		$7,826,935

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,626,644	0.22%	$1,557,651	0.22%	$1,598,898	0.20%	$1,544,488	0.21%	$1,524,881	0.20%
NOW deposit accounts	1,039,563	0.05%	963,744	0.05%	974,504	0.05%	972,263	0.05%	978,527	0.05%
Savings deposits	1,079,757	0.06%	1,085,680	0.06%	1,080,954	0.06%	1,040,031	0.06%	1,017,300	0.08%
Time deposits	918,875	1.05%	939,542	1.01%	968,714	1.00%	1,014,904	1.00%	1,058,615	1.03%
Total interest bearing deposits	$4,664,839	0.31%	$4,546,617	0.31%	$4,623,070	0.31%	$4,571,686	0.32%	$4,579,323	0.33%
Short-term borrowings	332,742	0.26%	456,663	0.26%	302,693	0.19%	265,420	0.19%	299,981	0.19%
Junior subordinated debt	101,196	2.26%	101,196	2.20%	101,196	2.16%	101,196	2.16%	101,196	2.13%
Long-term debt	130,522	2.58%	130,680	2.56%	130,743	2.56%	130,879	2.56%	131,000	2.56%
Total interest bearing liabilities	$5,229,299	0.40%	$5,235,156	0.40%	$5,157,702	0.39%	$5,069,181	0.40%	$5,111,500	0.42%
Demand deposits	1,944,820		1,894,555		1,815,705		1,770,703		1,759,482
Other liabilities	93,557		91,979		84,096		85,999		87,319
Stockholders' equity	884,743		878,305		878,164		871,074		868,634
Total liabilities and stockholders' equity	$8,152,419		$8,099,995		$7,935,667		$7,796,957		$7,826,935

Interest rate spread		3.30%		3.37%		3.40%		3.49%		3.50%
Net interest margin		3.42%		3.48%		3.51%		3.60%		3.61%

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Note:  Interest income for tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries
AVERAGE YEAR-TO-DATE BALANCE SHEETS
(unaudited, dollars in thousands)

	Average		Yield/	Average		Yield/
	Balance	Interest	Rates	Balance	Interest	Rates
Twelve Months ended December 31,	2015			2014
ASSETS:
Short-term interest bearing accounts	$10,157	$33	0.33%	$4,344	$28	0.65%
Securities available for sale (1)(2)	1,059,284	20,888	1.97%	1,258,999	25,760	2.05%
Securities held to maturity (1)	459,589	11,296	2.46%	233,465	6,558	2.81%
Investment in FRB and FHLB Banks	33,044	1,712	5.18%	39,290	2,005	5.10%
Loans (3)	5,743,860	242,587	4.22%	5,528,015	244,162	4.42%
Total interest earning assets	$7,305,934	$276,516	3.78%	7,064,113	$278,513	3.94%
Other assets	691,583			691,934
Total assets	$7,997,517			$7,756,047

LIABILITIES AND STOCKHOLDERS' EQUITY:
Money market deposit accounts	$1,582,078	3,351	0.21%	$1,457,770	$2,532	0.17%
NOW deposit accounts	987,638	515	0.05%	949,759	509	0.05%
Savings deposits	1,071,753	651	0.06%	1,020,974	760	0.07%
Time deposits	960,188	9,740	1.01%	1,015,748	9,837	0.97%
Total interest bearing deposits	$4,601,657	$14,257	0.31%	$4,444,251	$13,638	0.31%
Short-term borrowings	339,885	783	0.23%	382,451	845	0.22%
Junior subordinated debt	101,196	2,221	2.19%	101,196	2,165	2.14%
Long-term debt	130,705	3,355	2.57%	224,556	6,555	2.92%
Total interest bearing liabilities	$5,173,443	$20,616	0.40%	$5,152,454	$23,203	0.45%
Demand deposits	1,857,027			1,670,188
Other liabilities	88,937			83,940
Stockholders' equity	878,110			849,465
Total liabilities and stockholders' equity	$7,997,517			$7,756,047
Net interest income (FTE)		255,900			255,310
Interest rate spread			3.38%			3.49%
Net interest margin			3.50%			3.61%
Taxable equivalent adjustment		3,292			3,432
Net interest income		$252,608			$251,878

(1)	Securities are shown at average amortized cost
(2)	Excluding unrealized gains or losses
(3)	For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

Note:  Interest income for tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%

NBT Bancorp Inc. and Subsidiaries
CONSOLIDATED LOAN BALANCES
(unaudited, dollars in thousands)

	2015				2014
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Residential real estate mortgages	$1,196,780	$1,177,195	$1,154,416	$1,125,886	$1,115,715
Commercial	1,159,089	1,167,007	1,147,586	1,140,114	1,144,761
Commercial real estate	1,430,618	1,435,378	1,423,489	1,349,940	1,334,984
Consumer	1,568,204	1,549,844	1,495,160	1,452,070	1,430,216
Home equity	528,442	541,564	550,237	555,013	569,595
Total loans	$5,883,133	$5,870,988	$5,770,888	$5,623,023	$5,595,271